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Exhibit 8.1

May 10, 2017

EnLink Midstream Partners, LP
2501 Cedar Springs Rd.
Dallas, Texas 75201

Ladies and Gentlemen:

        We have acted as counsel for EnLink Midstream Partners, LP, a Delaware limited partnership (the "Partnership"), with respect to certain legal matters in connection with the filing by the Partnership with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering common units representing limited partner interests in the Partnership to be issued and sold by the Partnership from time to time pursuant to Rule 415 under the Securities Act. In connection therewith, we prepared the discussion set forth under the caption "Material Income Tax Considerations" (the "Discussion") in the prospectus forming a part of the Registration Statement (the "Prospectus"). At your request, this opinion is being furnished to you for filing as Exhibit 8.1 to the Registration Statement.

        This opinion is based on various facts and assumptions, and is conditioned upon certain representations made to us by the Partnership as to factual matters through a certificate of an officer of the Partnership (the "Officer's Certificate"). In addition, this opinion is based upon the factual representations of the Partnership concerning its business, properties and governing documents as set forth in the Registration Statement, the Prospectus and the Partnership's responses to our examinations and inquiries.

        In our capacity as counsel to the Partnership, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For purposes of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or representations. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

        We hereby confirm that all statements of legal conclusions contained in the Discussion constitute the opinion of Baker Botts L.L.P. with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications and limitations set forth therein. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement, the Prospectus and the Officer's Certificate, may affect the conclusions stated herein.

        No opinion is expressed as to any matter not discussed in the Discussion. We are opining herein only as to the federal income tax matters described above, and we express no opinion with respect to the applicability to, or the effect on, any transaction of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. This letter speaks as of the date hereof, and we disclaim any obligation to update it.

        We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Baker Botts L.L.P.

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  Exhibit 8.1